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                                                                EXHIBIT 5.1


                     [PIPER & MARBURY L.L.P. LETTERHEAD]


                                July 31, 1997



ExecuStay Corporation
7595 Rickenbacker Drive
Gaithersburg, MD  20879

Ladies and Gentlemen:

        We have acted as special Maryland counsel to ExecuStay Corporation, a Maryland corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, file no. 333-30049 (the "Registration Statement"), relating to 3,047,500 shares of Common Stock, $0.01 par value per share, of the Company (the "Shares") to be offered to the public pursuant to the terms of the prospectus contained in the Registration Statement (the "Prospectus") and an underwriting agreement between the Company and A.G. Edwards & Sons, Inc. and Equitable Securities Corporation, as representatives of the several underwriters (the "Underwriting Agreement").

        In this capacity, we have examined the Registration Statement, the Prospectus, the form of Underwriting Agreement, the Charter and By-Laws of the Company, the proceedings of the Board of Directors of the Company or a committee thereof relating to the issuance of the Shares, a Certificate of Executive Officer of the Company dated July 31, 1997, and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of the opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Certificate of Executive Officer and have not independently verified the matters stated therein.

        Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that upon the issuance and delivery of the Shares in accordance with the terms set forth in the Prospectus and the Underwriting Agreement, the Shares will have been duly and validly authorized and will be validly issued, fully paid, and non-assessable.




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                                             [PIPER & MARBURY L.L.P. LETTERHEAD]


ExecuStay Corporation
July 31, 1997
Page 2




        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

                                Very truly yours,